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                                                                   Exhibit 10.18

                               SUBLEASE AGREEMENT

          THIS SUBLEASE AGREEMENT ("Sublease"), effective as of April 30, 1997, is made by and between BLUESTONE SOFTWARE, INC., a Delaware corporation ("Sublandlord"), and BLUESTONE CONSULTING, INC., a Delaware corporation ("Subtenant").

                                   BACKGROUND

          A. Briggs Properties Partnership ("Prime Landlord"), as lessor, and Sublandlord, as lessee, entered into a Lease dated September 27, 1993, as amended by a First Addendum to Lease dated December 1, 1993, a Second Addendum to Lease dated December 15, 1994, a Third Addendum to Lease dated June 1, 1995, and a Fourth Addendum to Lease dated May 16, 1996 (collectively, "Prime Lease"). Pursuant to the Prime Lease, Prime Landlord leased to Sublandlord approximately 34,746 square feet of space ("Demised Premises") in the building located at 1000 Briggs Road, Mt. Laurel, New Jersey 08054 ("Building"), for a term expiring at midnight on the 30 day of November, 2003.

          B. Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, a portion of the Demised Premises in accordance with the terms and conditions of this Sublease.

          NOW, THEREFORE, in consideration of the rents herein provided and of the covenants and agreements herein contained, and intending to be legally bound hereby, Sublandlord and Subtenant hereby covenant and agree as follows:

          1. SUBLEASED PREMISES. Sublandlord hereby subleases to Subtenant and Subtenant hereby rents from Sublandlord a portion of the Demised Premises ("Subleased Premises") containing approximately ___________ square feet, as described more particularly on EXHIBIT A attached hereto and made a part hereof.

          2. TERM OF SUBLEASE.

               (a) The term of this Sublease ("Term") shall commence on April 30, 1997 ("Commencement Date"), and shall expire on the earlier of (i) the date on which the Prime Lease shall terminate for any reason or (ii) at 11:59 P.M. on the scheduled termination date of the Lease ("Expiration Date").

               (b) Under no circumstances shall the Term of this Sublease extend beyond the expiration, surrender or termination of the Prime Lease, whether the Prime Lease expires by its own terms, is terminated for Sublandlord's default, is surrendered by agreement of Prime Landlord and Sublandlord, or is terminated for any other reason.

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               (c) Sublandlord shall attempt to obtain Prime Landlord's consent to this Sublease. Sublandlord shall incur no liability if Sublandlord does not obtain Prime Landlord's consent to this Sublease.

          3. USE. The Subleased Premises shall be occupied only by Subtenant and used solely for the purpose of general office use and the sale of computer software, training and counseling, and related activities.

          4. RENT.

               (a) Subtenant shall pay to Sublandlord, at a place designated by Sublandlord, base rent in the annual amount of One Hundred Thousans Seven Hundred Three Dollars ($107,703), to be paid in equal monthly installments, in advance, on the first day of every calendar month during the Term hereof, without deduction, abatement or set off (except as otherwise provided in this Sublease). If the Term of this Sublease shall commence or end on a day other than the first day of the month, the monthly rent installment due for such month shall pro rated based on the number of rental days of such calendar month. If any payment of base rent is received by Sublandlord more than five (5) days after payment is due, Subtenant shall pay to Sublandlord a late payment charge equal to five percent (5%) of such late payment.

               (b) Subtenant also shall pay Subtenant's Proportionate Share (defined below) of "Taxes" (as such term is defined in Article IV of the Prime Lease) for the Subleased Premises as "Taxes" are determined by the Prime Landlord in accordance with the Prime Lease and charged to Sublandlord. The amount payable by Subtenant to Sublandlord for Taxes shall be deemed "additional rent" and paid within fifteen (15) days after each such tax billing is received by Subtenant from Sublandlord.

               (c) Subtenant also shall pay Subtenant's Proportionate Share of the "common area maintenance costs" (as such term is defined in Article XI of the Prime Lease) for the Subleased Premises as such "common area maintenance costs" are determined by Prime Landlord in accordance with the Prime Lease and charged to Sublandlord. The amount payable by Subtenant to Sublandlord shall be deemed "additional rent" and shall be paid within fifteen (15) days after each such billing is received by Subtenant from Sublandlord.

               (d) Subtenant shall pay Subtenant's Proportionate Share of utility costs and other services rendered or furnished to the Subleased Premises during the Term of this Sublease such as trash disposal and janitorial services, provided Subtenant's use is no more intensive than that of Sublandlord. Where Subtenant shall require utilities or services beyond that provided by the Prime Lease (including other than during normal business hours established by the Prime Lease), Subtenant shall pay any additional charge incurred by Sublandlord therefor. If, however, any utilities are separately metered and billed to the Subleased Premises, Subtenant shall pay all of such charges directly to the utility provider. The amount payable by Subtenant to

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Sublandlord shall be additional rent and shall be paid within fifteen (15) days after each such billing is received by Subtenant from Sublandlord.

               (e) "Subtenant's Proportionate Share" shall be 28% which has been determined by dividing the Subleased Premises by the Demised Premises (9,500 / 34,746 = .28) and multiplying such figure by 100%.

          5. CONDITION OF THE SUBLEASED PREMISES. Subtenant acknowledges and represents to Sublandlord that (a) Subtenant has thoroughly inspected and examined the Subleased Premises, (b) Subtenant is fully familiar with the physical conditions and state of repair of the Subleased Premises, (c) Subtenant hereby accepts the Subleased Premises in their "as is" condition as of the date hereof and that Sublandlord shall have no obligation to perform any work in connection with this Sublease, and (d) neither Sublandlord nor any agent of Sublandlord has made any representation or warranty with respect to the Subleased Premises or the Building including without limitation, any representation or warranty with respect to the suitability or fitness of the Subleased Premises or the Building for the conduct of Subtenant's business.

          6. PRIME LEASE.

               a. COPY OF PRIME LEASE. Sublandlord represents that the copy of the Prime Lease attached hereto as EXHIBIT B is a true, complete and correct copy of the Prime Lease.

               b. SUBORDINATION. This Sublease and all the rights of Subtenant hereunder are expressly subject and subordinate to the Prime Lease and all leases and mortgages to which the Prime Lease is subordinate. In the event of the foreclosure of any underlying mortgage against which Sublandlord has nondisturbance protection, Subtenant shall enjoy the same nondisturbance protection as Sublandlord.

               c. INCORPORATION BY REFERENCE. Except as otherwise provided in this Section 6 or elsewhere in this Sublease, all of the terms, covenants, conditions and definitions of the Prime Lease (except such as by their nature or purport do not relate to the Subleased Premises or are inapplicable or inappropriate to the subleasing of the Subleased Premises pursuant to this Sublease or are inconsistent with any of the provisions of this Sublease) are hereby incorporated in and made part of this Sublease with the same force and effect as though set forth at length herein. The foregoing incorporation by reference is subject to the provisions of this Section 6, including the following:

                    (i) References in the Prime Lease to "Lessor" (other than in provisions of the Prime Lease which impose or relate to obligations of Prime Landlord to repair or restore, or to perform or furnish utilities, work or services with respect to, the Demised Premises or the Building) shall be deemed to refer to Sublandlord under this Sublease unless the context requires that such reference be deemed to refer to both Prime Landlord and Sublandlord;


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                    (ii) References in the Prime Lease to "Lessee" (other than in provisions of the Prime Lease which grant to the lessee thereunder an expansion option, right of first refusal or option to renew) shall be deemed to refer to Subtenant under this Sublease;

                    (iii) Reference in the Prime Lease to "the Lease" or "this Lease" shall be deemed to refer to this Sublease;

                    (iv) Reference in the Prime Lease to specific terms or provisions of the Prime Lease shall be deemed to be to the provisions of the Prime Lease incorporated herein;

                    (v) References in the Prime Lease to the "term" of the Prime Lease shall be deemed to refer to the Term of this Sublease;

                    (vi) References in the Prime Lease to "minimum rent" or "additional rent" or "rental" or "rent" shall be deemed to refer to the rent payable under this Sublease, but the provisions of the Prime Lease notwithstanding, the only rent to be paid by Subtenant is as provided in Section 4 of this Sublease;

                    (vii) Whenever a provision of the Prime Lease incorporated herein by reference obliges Sublandlord to perform some act for the benefit of Prime Landlord, including by way of example providing insurance or indemnity or making repairs or permitting access, such provisions as incorporated herein shall oblige Subtenant to perform such act to the extent applicable to the Subleased Premises for the benefit of Prime Landlord and Sublandlord. Whenever a provision of the Prime Lease incorporated herein by reference affords the Prime Landlord some right against Sublandlord, such provision as incorporated herein shall afford Prime Landlord and Sublandlord such right against Subtenant;

                    (viii) Whenever a provision of the Prime Lease incorporated herein by reference requires or refers to Prime Landlord's consent and approval, such provision as incorporated herein shall be deemed to require or refer to both Prime Landlord's and Sublandlord's consent and approval. In such a case, Subtenant shall submit its request for consent or approval to Sublandlord and Sublandlord shall immediately submit such request for consent or approval to Prime Landlord. Sublandlord shall notify Subtenant of Sublandlord's determination to grant or deny its consent or approval within the time period, if any, set forth in the Prime Lease.

                    (ix) Whenever pursuant to a provision of the Prime Lease incorporated herein by reference Sublandlord is required to take some action by a date certain or within a certain time period, Subtenant shall take such action not less than three (3) days prior to the date or time for Sublandlord's performance provided that in any instance, other than scheduled or regularly recurring obligations, Subtenant shall have had at least five (5) days prior written notice of the date and time performance is required. Immediately upon receipt or delivery

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thereof, as the case may be, Sublandlord shall provide Subtenant with copies of any default notices under the Prime Lease given by Sublandlord or received by Sublandlord. Immediately upon receipt thereof, Sublandlord also shall provide Subtenant with copies of any other notices under the Prime Lease relating to the Subleased Premises received by Sublandlord.

               (d) PROTECTION OF PRIME LEASE. Subtenant shall not do or cause to be done or suffer or permit any act or thing which would constitute a default under the Prime Lease or cause the Prime Lease or the rights of Sublandlord as lessee thereunder to be terminated or which would cause Sublandlord to become liable for any damages, costs, claims or penalties or would increase the minimum rent or additional rent or other charges or obligations of Sublandlord as lessee under the Prime Lease, or would adversely affect or reduce any of Sublandlord's rights or benefits under the Prime Lease. Sublandlord agrees that it shall not do or cause to be done, or suffer or permit to be done, any act or thing which would constitute a default under the Prime Lease or cause the Prime Lease to be terminated.

               (e) INDEMNIFICATION.

                    (i) Subtenant shall indemnify, defend and hold harmless Sublandlord from and against any and all claims, actions, liabilities, losses, damages, costs, and expenses, including, without limitation, reasonable fees for legal counsel (collectively, "Claims") arising (A) from the use or occupancy by Subtenant of the Subleased Premises or the Building or any business conducted therein by Subtenant, or (B) from any condition created by or any negligence or willful misconduct of Subtenant or its employees, agents, contractors, visitors or licensees, in or about the Subleased Premises or any other part of the Building, or (C) from Subtenant's failure to perform any of the obligations imposed on it hereunder (through incorporation of the Prime Lease or otherwise), or (D) from a termination of the Prime Lease resulting from a default by Subtenant under this Sublease.

                    (ii) Sublandlord shall indemnify, defend and hold harmless Subtenant from and against any and all Claims arising (A) from the negligence or willful misconduct of Sublandlord, its employees, agents, contractors, visitors or licensees in or about the Subleased Premises or (B) Sublandlord's failure to perform any of the obligations imposed on it under the Prime Lease.

               (f) LIMITATION ON PRIME LANDLORD'S OBLIGATION. Notwithstanding anything contained in this Sublease (including any provisions of the Prime Lease which are incorporated by reference into this Sublease), Subtenant acknowledges and agrees that except as specifically provided below Sublandlord shall have no obligation, liability or responsibility whatsoever to Subtenant to provide or perform any work, service, utility, repair, alteration, restoration or other obligation as such items pertain to the Subleased Premises which Prime Landlord is obliged to provide or perform pursuant to the provisions of the Prime Lease. If Prime Landlord shall default or delay in providing or performing any such work, service, utility, repair, alteration, restoration or other obligation as such items pertain to the Subleased Premises,

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Sublandlord's only obligations to Subtenant on account thereof shall be (i) to permit Subtenant, at its expense, to prosecute an action against Prime Landlord for damages or specific performance for Subtenant's benefit in Sublandlord's name, and (ii) to make a good faith effort and to reasonably cooperate with Subtenant (at Subtenant's expense) in attempting to cause Prime Landlord to provide or perform such service or obligation. Any condition resulting from such default or delay by Prime Landlord shall not constitute an eviction, actual or constructive, of Subtenant. No such default or delay shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Subtenant to terminate this Sublease or to any reduction in or abatement of the minimum rent or other charges provided for in this Sublease; provided, however, if Sublandlord is entitled to a reduction or abatement in the rent due under the Prime Lease, then Subtenant shall be entitled to a pro-rata share of such reduction or abatement based on Subtenant's Proportionate Share or, if less than all of the Subleased Premises are affected, Subtenant shall be entitled to an abatement, deduction, or set off based on the ratio of the square footage of the area of the Subleased Premises affected by such default or delay to the square footage of the Premises. In furtherance of the foregoing, to the extent permitted by law, Subtenant does hereby waive any cause of action and any right to bring an action against Sublandlord by reason of any act or omission of Prime Landlord under the Prime Lease. If Subtenant shall undertake any action against Prime Landlord pursuant to clause (i) of the second sentence of this Section 6(e), then (i) all papers, pleadings and other aspects of such action shall be subject to Sublandlord's approval, not to be unreasonably withheld, and (ii) Sublandlord may participate in such action.

               (g) SUBLANDLORD'S OBLIGATIONS UNDER THE PRIME LEASE. Sublandlord agrees that it shall pay all amounts due and perform all obligations required of it under the Prime Lease in a timely manner. Sublandlord agrees that it shall not amend, modify, terminate, or otherwise change the Prime Lease in any manner which materially and adversely affects Subtenant or this Sublease without first obtaining the approval of Subtenant, which approval shall not be unreasonably withheld, delayed or conditioned. The parties agree that a denial of Subtenant's consent shall not be unreasonable if the change in the Prime Lease results in the imposition of an increased monetary burden on Subtenant.

          7. NOTICES. All statements and notices to be given under this Sublease and the Prime Lease shall be in writing and given either (i) in person, (ii) by certified mail, return receipt requested, postage paid, or (iii) overnight deliver by Express Mail, Federal Express or other nationally recognized carrier, fee prepaid, addressed in each case to the proper party at the following address:

     To Prime Landlord:      Briggs Property Partnership
                             1629 Locust Street
                             Philadelphia, PA 19103

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     To Sublandlord:         Bluestone Software, Inc.
                             1000 Briggs Road
                             Mt. Laurel, NJ  08054
                             Attn:  R. Ballezzi, CFO

     To Subtenant:           Bluestone Consulting, Inc.
                             1000 Briggs Road
                             Mt. Laurel, NJ  08054
                             Attn:  T. Ballezzi, COO

Any party may inform the other in the manner provided for the giving of notices of any change in address. Notices so given shall be deemed given and received on the earlier of actual receipt or the first business day where delivery is attempted.

          8. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign, mortgage or encumber this Sublease or sublet all or any part of the Subleased Premises, or permit the Subleased Premises to be used by others not in the employ of Subtenant, without the prior written consent of the Sublandlord and the Prime Landlord under the Prime Lease. For purposes of this Sublease, a change in the control or ownership of Subtenant shall be deemed an assignment. If consent is granted, Subtenant shall remain liable for the performance of all of the terms and conditions on the part of the Subtenant to be performed hereunder.

          9. ALTERATIONS. Subtenant shall not make any additions, alterations, changes or improvements to the Subleased Premises without the prior written consent of Sublandlord and, where necessary in Sublandlord's opinion, Prime Landlord.

          10. BROKERS. Sublandlord and Subtenant each warrants and represents to the other that it had no dealing with any broker or finder concerning the subletting of the Subleased Premises. Each party hereto agrees to indemnify and hold the other party harmless from any and all liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising out of claims against the other party by any broker, consultant, finder or like agent claiming to have brought about this Sublease based upon the alleged acts of the indemnifying party. This Section 10 shall survive the expiration or termination of this Sublease.

          11. SURRENDER OF SUBLEASED PREMISES. At the expiration or earlier termination of the Term, Subtenant shall quit and surrender the Subleased Premises broom clean, in as good condition as it was at the beginning of the Term, reasonable wear and tear excepted, and shall, to the extent not inconsistent with any specific provision of this Sublease, comply with all terms and conditions of the Prime Lease regarding surrender of the Subleased Premises. Without limiting the generality of the foregoing, Subtenant, on or before the expiration or termination of this Sublease, shall (a) remove all of Subtenant's personal property and repair any damage caused by such removal, and (b) remove all trash and broom-sweep the Subleased Premises. If any personal property of Subtenant shall remain in the Subleased Premises after the termination of

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this Sublease, at the election of Sublandlord, (a) it shall be deemed to have been abandoned by Subtenant and may be retained by Sublandlord as its own property, or (b) such property may be removed and disposed of by Sublandlord at the expense of Subtenant. Subtenant's obligation to observe or perform under this Section 12 shall survive the expiration or termination of this Sublease.

          12. HOLDOVER. If Subtenant shall unlawfully hold possession of the Subleased Premises after the end of the Term of this Sublease, Subtenant shall pay to Sublandlord the greater of (i) any amounts owed by Sublandlord to Prime Landlord as a result of Subtenant's holding over or (ii) monthly holdover rent equal to one hundred fifty percent (150%) of the base rent payable in the last month of the Term, plus additional rent at its regular rate. The rights and remedies of Sublandlord under this Section 12 shall be Sublandlord's exclusive remedies in the event of any holdover by Subtenant (provided, however, that such remedies shall not vitiate Sublandlord's rights to compel Subtenant's removal from the Subleased Premises upon the expiration or other termination of the
Term).

          13. DEFAULT. If Subtenant defaults under the terms of this Sublease or the terms of the Prime Lease incorporated herein by reference, and such default continues beyond any applicable grace or cure periods, if any, provided under the Prime Lease except to the extent modified hereby, Sublandlord shall be entitled to exercise any remedies available to a landlord under New Jersey law, including without limitation, those remedies set forth in the Prime Lease. Notwithstanding the terms of the Prime Lease, if Subtenant shall fail to pay any installment of rent (including additional rent) required under this Sublease within five (5) days after notice of nonpayment, Sublandlord shall have all rights described in the preceding sentence. If Subtenant shall fail to provide insurance as required under the terms of this Sublease, or to perform any other obligation required under the terms of this Sublease within twenty (20) days after notice of nonperformance, Sublandlord shall have the right to perform such obligation and Subtenant shall reimburse Sublandlord for all costs and expenses related to such performance, as additional rent, promptly upon receipt of any invoice therefor.

          14. MISCELLANEOUS.

               a. QUIET ENJOYMENT. Provided Subtenant complies with its covenants, duties and obligations hereunder, Sublandlord shall not disturb Subtenant's quiet enjoyment of the Subleased Premises. The foregoing shall not, however, be deemed to limit Section 2 of this Sublease.

               b. LIMITATION OF LIABILITY. The term "Sublandlord" shall refer only to the owner from time to time of the lessee's interest in the Prime Lease so that if Sublandlord shall assign its interest in the Prime Lease, the assignor shall be entirely freed from all obligations, covenants and duties hereunder thereafter accruing, provided that the assignee assumes the liability of Sublandlord for all such obligations, covenants and duties hereunder thereafter accruing.


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               c. ENTIRE AGREEMENT. This Sublease (i) contains the entire agreement of the parties; (ii) supersedes all prior or other negotiations, representations, understandings and agreements of, by or between the parties, which shall be deemed fully merged herein; (iii) shall be construed and governed by the laws of the State of New Jersey is located; and (iv) may not be changed or terminated orally.

               d. COUNTERPARTS. This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

               e. PROVISIONS BINDING. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

               f. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease as of the day and year first above written.

                                SUBLANDLORD:

                                BLUESTONE SOFTWARE, INC.,
                                a Delaware corporation

                                By: /s/ Mel Baiada
                                   ----------------------------------
                                   Mel Baida, President

                                SUBTENANT:

                                BLUESTONE CONSULTING, INC.,
                                a Delaware corporation


                                By: /s/  Mel Baiada
                                   ----------------------------------
                                   Mel Baida, President